Notice of Guaranteed Delivery
For Tender of Shares of Common Stock of
GP STRATEGIES CORPORATION

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT THE END OF THE DAY, 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
SEPTEMBER 29, 2014, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares but:

•	your certificates for the Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

•	you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

•	your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you may still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or by facsimile transmission (for eligible institutions only) prior to the Expiration Date (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase dated September 2, 2014 (the “Offer to Purchase”).

Deliver to:

Computershare Trust Company, N.A.

By Mail or Overnight Courier:	By Overnight Courier:
Computershare Trust Company, N.A. Attention: Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. Attention: Corporate Actions 250 Royall Street, Suite V Canton, Massachusetts 02021

Fax line for eligible institutions only: (617) 360-6810

To confirm fax for eligible institutions only: (781) 575-2332
Call this number ONLY if you are confirming a facsimile transmission

For Information call:

MacKenzie Partners, Inc. 1-800-322-2885

For this notice to be validly delivered, it must be received by the Depositary at one of the addresses listed above before the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to GP Strategies Corporation, Wells Fargo Securities, LLC (the “Dealer Manager”), or MacKenzie Partners, Inc. (the “Information Agent”) will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to GP Strategies Corporation (“GP Strategies”) upon the terms and subject to the conditions set forth in its Offer to Purchase, dated September 2, 2014, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock of GP Strategies, par value $0.01 per share (the “Shares”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares to be tendered: _____________ Shares

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
(See Instruction 5 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

1.	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Stockholder,” the undersigned hereby tenders Shares at the purchase price as shall be determined by GP Strategies in accordance with the terms of the Offer.

☐

The undersigned wants to maximize the chance that GP Strategies will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by GP Strategies in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Shares being deemed to be tendered at the minimum price of $26.00 per Share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per Share price as low as $26.00.

2.	SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Shares at the price checked. The undersigned understands that this action could result in GP Strategies purchasing none of the Shares tendered hereby if the purchase price determined by GP Strategies for the Shares is less than the price checked below.

☐ $26.00	☐ $26.80	☐ $27.60	☐ $28.40
☐ $26.10	☐ $26.90	☐ $27.70	☐ $28.50
☐ $26.20	☐ $27.00	☐ $27.80	☐ $28.60
☐ $26.30	☐ $27.10	☐ $27.90	☐ $28.70
☐ $26.40	☐ $27.20	☐ $28.00	☐ $28.80
☐ $26.50	☐ $27.30	☐ $28.10	☐ $28.90
☐ $26.60	☐ $27.40	☐ $28.20	☐ $29.00
☐ $26.70	☐ $27.50	☐ $28.30

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

A STOCKHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

ODD LOTS

(See Instruction 15 to the Letter of Transmittal)

To be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares beneficially owned by each such person.

In addition, the undersigned is tendering Shares either (check one box):

☐	at the purchase price as shall be determined by GP Strategies in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share); or

☐	at the price per Share indicated above under the caption “Shares Tendered at Price Determined by Stockholder” in the box entitled “Price (In Dollars) Per Share At Which Shares Are Being Tendered.”

CONDITIONAL TENDER

(See Instruction 14 to the Letter of Transmittal)

A stockholder may tender Shares subject to the condition that a specified minimum number of the stockholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least the minimum number of Shares indicated below is purchased by GP Strategies pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and GP Strategies urges stockholders to read carefully Section 13 of the Offer to Purchase and consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is: _____________ Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, GP Strategies may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

CERTIFICATION BY NON-U.S. HOLDERS TENDERING ALL SHARES
ACTUALLY AND CONSTRUCTIVELY OWNED
(To be completed only by Non-U.S. Holders who are tendering all of their Shares.
See Instruction 11 of the Letter of Transmittal)

The undersigned represents that either (check one box):

☐

the undersigned is the beneficial or record owner of Shares and is tendering all of the undersigned’s Shares, including those owned directly and constructively (see Section 13 of the Offer to Purchase); or

☐

the undersigned is a broker, dealer, commercial bank, trust company or other nominee which: (a) is tendering, for the beneficial owner(s) thereof, Shares with respect to which the undersigned is the record owner; and (b) believes, based upon representations made to the undersigned by such beneficial owners, that each such person is tendering all of their Shares, including those owned directly and constructively (see Section 13 of the Offer to Purchase).

PLEASE SIGN ON THIS PAGE
(Also Please Complete IRS Form W-9 or Appropriate IRS Form W-8)

Name of Record Holder(s):

(Please Print)

Signature(s):
X

X

Address:

Zip code (s):

(Area code) and telephone number:

☐  If delivery will be by book-entry transfer, check this box:

Name of tendering institution:

Account number:

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three business days after the date of receipt by the Depositary.

X
Name of Eligible Institution Guaranteeing Delivery		Authorized Signature

Address		Name (Print Name)

Zip Code		Title
Dated: , 2014
(Area Code) Telephone No.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.